SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                       SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)          PRICE(2)
CONVERTIBLE NOTES- TLXNS LUX 7.5% CV
          GAMCO ASSET MANAGEMENT INC.
                       6/15/06              270-          100.2917
          GABELLI FUNDS, LLC.
              GABELLI GLOBAL MULTIMEDIA TRUST
                       6/15/06              500-          100.2917
              GABELLI DIVIDEND & INCOME TRUST
                       6/15/06            2,000-          100.2917
              GABELLI CONVERTIBLE FUND
                       6/15/06            1,500-          100.2917
              GABELLI ASSET FUND
                       6/15/06            1,000-          100.2917

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.